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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of American Industrial Properties REIT (the "Company") for the registration of Deferred Compensation Obligations to our report dated August 5, 1997 with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Commerce Center for the year ended May 31, 1997 included in Amendment No. 1 to the Company's Current Report on Form 8-K dated November 13, 1997 filed with the Securities and Exchange Commission.




                               /s/ Easley, Endres, Parkhill & Brackendorff, P.C. EASLEY, ENDRES, PARKHILL & BRACKENDORFF, P.C.


Houston, Texas
December 21, 1998